UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 7, 2007

Exact Name of Registrant as
Specified in its Charter, State of
Incorporation, Address of
Commission	Principal Executive Offices and	IRS Employer
File Number	Telephone Number	Identification No.
1-11607	DTE Energy Company (a Michigan corporation)	38-3217752
2000 2nd Avenue Detroit, Michigan 48226-1279 313-235-4000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
     DTE Energy Company (“DTE Energy”) plans to conduct a conference call for the investment community hosted by Gerard M. Anderson, DTE Energy President and Chief Operating Officer, and David E. Meador, Executive Vice President and Chief Financial Officer, at 9 A.M. EST Monday, December 10, to discuss the sale described below and provide an update on the company’s overall non-utility monetization plan. A copy of a related news release is furnished as Exhibit 99.1 to this report. An associated slide presentation will be furnished Monday, December 10, 2007 prior to the conference call.
     In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K under this heading, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such a filing.
Item 8.01. Other Events
     DTE Energy today announced that it has agreed to sell a portion of its Barnett Shale gas properties to a third party for approximately $260 million. The properties in the sale include 11,000 net acres in the core area of the Barnett Shale near Dallas, Texas. The deal is expected to close in January 2008.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits
99.1	News Release of DTE Energy Company dated December 7, 2007.
Forward-Looking Statements:
     This Form 8-K contains forward-looking statements that are subject to various assumptions, risks and uncertainties. It should be read in conjunction with the “Forward-Looking Statements” section in DTE Energy’s 2006 Form 10-K and its 2007 quarterly reports on Form 10-Q (which sections are incorporated by reference herein), and in conjunction with other SEC reports filed by DTE Energy that discuss important factors that could cause DTE Energy’s actual results to differ materially. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this report as a result of new information or future events or developments.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 7, 2007

DTE ENERGY COMPANY (Registrant)
/s/Peter B. Oleksiak
Peter B. Oleksiak
Vice President and Controller

EXHIBIT INDEX

Exhibit
Number	Description
99.1	News Release of DTE Energy Company dated December 7, 2007.